Exhibit 99.1

FISHER COMMUNICATIONS SHAREHOLDERS APPROVE MERGER WITH SINCLAIR BROADCAST GROUP

SEATTLE, WA – August 6, 2013 – Fisher Communications, Inc. (NASDAQ: FSCI) (“Fisher” or the “Company”), a leader in local media innovation, today announced that its shareholders have approved the merger agreement with Sinclair Broadcast Group, Inc. (NASDAQ: SBGI) (“Sinclair”), whereby Sinclair will acquire Fisher. Under the terms of the merger agreement, upon the consummation of the merger, Fisher shareholders will receive $41.00 in cash for each share of Fisher common stock they own.

More than 90% of the votes represented and cast at the special meeting of Fisher’s shareholders, or approximately 77% of the total outstanding shares of common stock eligible to vote as of the June 14, 2013 record date, were voted in favor of the approval of the merger agreement. Shareholders also approved the non-binding advisory proposal regarding merger-related compensation with a vote of more than 90% of the votes represented and cast at the meeting. The completion of the merger remains subject to certain customary closing conditions, including the receipt of certain regulatory approvals.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 16 full power television stations, seven low power television stations, three owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites) and Fisher Pathways, a satellite and fiber transmission provider. For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward Looking Statements

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. The forward-looking statements contained in this news release, including, among other things, statements related to the proposed merger involving the Company and Sinclair, involve risks and uncertainties and are subject to change based on various important factors, including uncertainties as to the satisfaction of the closing conditions to the proposed merger, including timing and receipt of regulatory approvals, the respective parties’ performance of their obligations under the merger agreement relating to the proposed merger, and other factors affecting the execution of the transaction. There can be no assurance that the proposed merger will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s most recently filed Form 10-Q, and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Media Contacts

Sard Verbinnen & Co

Ron Low and David Isaacs

(415) 618-8750

#         #         #